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                                                                    EXHIBIT 10.3


                             [FORM OF SURETY BOND]

                               NOVEMBER __, 1996

                                                          SURETY BOND NO. SB____

RE: HOUSEHOLD REVOLVING HOME EQUITY LOAN TRUST 1996-2 (THE "TRUST") REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1996-2, CLASS A (THE "CERTIFICATES").


INSURED OBLIGATION:      OBLIGATION OF THE TRUST TO PAY, ON OR PRIOR TO THE
                         SURETY BOND TERMINATION DATE, UP TO $[               ]
                         IN AGGREGATE PRINCIPAL AMOUNT OF THE CERTIFICATES,
                         PLUS ACCRUED AND UNPAID INTEREST DUE ON THE
                         CERTIFICATES.

BENEFICIARY:             THE FIRST NATIONAL BANK OF CHICAGO, AS TRUSTEE OF THE
                         TRUST, TOGETHER WITH ANY SUCCESSOR TRUSTEE DULY
                         QUALIFIED UNDER THE POOLING AND SERVICING AGREEMENT
                         (THE "TRUSTEE"), FOR THE BENEFIT OF THE HOLDERS
                         OF THE CERTIFICATES.

        CAPITAL MARKETS ASSURANCE CORPORATION ("CapMAC"), in consideration of the payment of the premium and subject to the terms of this surety bond (the "Surety Bond"), does hereby unconditionally and irrevocably guarantee to the Beneficiary, payment of the Insured Obligation. CapMAC agrees to pay to the Beneficiary, an amount equal to the sum of:

        (a) for any Distribution Date, the amount by which (i) the Class A Servicing Fee payable pursuant to Section 5.01(a)(i); and (ii) the Class A Certificate Interest payable pursuant to Section 5.01(a)(ii) under the Pooling and Servicing Agreement exceeds (iii) the sum of (A) Class A Interest Collections and (B) amounts on deposit in the Spread Account on such Distribution Date; and

        (b) for any Distribution Date, the lesser of (i) the amount, if any, by which the Class A Certificate Principal Balance after giving effect to all other amounts allocable and distributable to principal on the Certificates on such Distribution Date, including withdrawal of amounts from the Spread Account, exceeds the Invested Amount after giving effect to the allocation of all amounts in reduction thereof as of the date immediately following such Distribution Date, and (ii) the Net Insured Principal Amount (as defined below) on such Distribution Date,

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provided, however, that in no event shall the aggregate amount of payments made hereunder in respect of the principal of the Certificates exceed the Insured Principal Amount (as defined below).

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of November 1, 1996 (the "Pooling and Servicing Agreement") by and among Household Finance Corporation, as master servicer, the Seller (as defined therein) and the Trustee.

         "Insured Principal Amount" means $[                       ].

         "Net Insured Principal Amount" means on any day an amount equal to the Insured Principal Amount less the sum of: (i) the aggregate of all amounts theretofore paid by CapMAC in respect of principal of the Certificates pursuant to all Notices for Payment (as defined below) hereunder and (ii) the aggregate of all amounts theretofore withdrawn from the Spread Account in respect of payments of the principal of the Certificates.

         CapMAC will pay or cause to be paid to the Beneficiary, irrevocably and unconditionally and without the prior assertion of any defenses to payment, including fraud in inducement or fact, the amount demanded in a Notice for Payment, not to exceed the sum of (i) the Net Insured Principal Amount on the Distribution Date relating to the Notice for Payment and (ii) the amount calculated pursuant to clause (a) of the first paragraph of this Surety Bond for the Distribution Date relating to the Notice for Payment, in immediately available funds on the later of (a) 11:00 a.m. New York City time on the Business Day immediately preceding a Distribution Date and, (b) 11:00 a.m. New York City time on the Business Day next succeeding presentation to CapMAC (as hereinafter provided) of a notice for payment in the form of Exhibit A hereto ("Notice for Payment"), appropriately completed and executed by the Beneficiary.

         A Notice for Payment under this Surety Bond must be received by CapMAC by 2:00 p.m. New York City time on any Business Day by (i) delivery of the original Notice for Payment to CapMAC at its address set forth below, or (ii) facsimile transmission of the original Notice for Payment to CapMAC at its facsimile number set forth below. If presentation is made by facsimile transmission, the Beneficiary shall (i) simultaneously confirm transmission by telephone to CapMAC at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice for Payment to CapMAC at its address set forth below. Any Notice for Payment received by CapMAC after 2:00 p.m. New York City time, on a Business Day, or on any day that is not a Business Day, will be deemed to be received by CapMAC at 9:00 a.m., New York City time, on the next succeeding Business Day.

         CapMAC hereby waives and agrees not to assert any and all rights to require the Beneficiary to make demand on or to proceed against any person, party or security prior to demanding payment under this Surety Bond.

         No defenses, set-offs and counterclaims of any kind available to CapMAC so as to deny payment of any amount due in respect of this Surety Bond will be valid and CapMAC hereby





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waives and agrees not to assert any and all such defenses, set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise.

         Any rights of subrogation acquired by CapMAC as a result of any payment made under this Surety Bond shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Trustee on account of payments due under the Certificates.

         This Surety Bond is neither transferable nor assignable except, in whole but not in part, to a successor Trustee duly appointed and qualified under the Pooling and Servicing Agreement. Such transfer and assignment shall be effective upon receipt by CapMAC of a copy of the instrument effecting such transfer and assignment signed by the transferor and by the transferee, and a certificate, properly completed and signed by the transferor and the transferee, in the form of Exhibit C hereto (which shall be conclusive evidence of such transfer and assignment), and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Surety Bond in the transferor's place, provided that, in such case, the Notice for Payment presented hereunder shall be a certificate of the transferee and shall be signed by one who states therein that he is a duly authorized officer of the transferee.

         All notices, presentations, transmissions, deliveries and communications made by the Beneficiary to CapMAC with respect to this Surety Bond shall specifically refer to the number of this Surety Bond and shall be made to CapMAC at:

                          Capital Markets Assurance Corporation
                          885 Third Avenue, 14th Floor
                          New York, N.Y. 10022

                          Attention: Managing Director,
                                            Credit Enhancement
                          Telephone: (212) 891-4271
                          Facsimile:  (212) 755-5462

or such other address, officer, telephone number or facsimile number as CapMAC may designate to the Beneficiary in writing from time to time. Each such notice, presentation, delivery and communication shall be effective only upon actual receipt by CapMAC.

         The obligations of CapMAC under this Surety Bond are irrevocable, primary, absolute and unconditional (except as expressly provided herein) and neither the failure of the Trustee, the Seller, the Master Servicer or any other person, to perform any covenant or obligation in favor of CapMAC (or otherwise), nor the failure or omission to make a demand permitted hereunder, nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against the Trustee, the Seller, the Master Servicer or any other person shall in any way affect or limit CapMAC's obligations under this Surety
Bond.  If an action or proceeding to enforce this Surety





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Bond is brought, the Beneficiary shall be entitled to recover from CapMAC costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

         There shall be no acceleration payment due under this Surety Bond unless such acceleration is at the sole option of CapMAC.

         This Surety Bond and the obligations of CapMAC hereunder shall terminate upon (the "Surety Bond Termination Date") the earliest to occur of
(a) the date that CapMAC receives: (i) written notice from the Trustee, substantially in the form of Exhibit B hereto, stating that the termination of the Trust has occurred, and (ii) the original of this Surety Bond; (b) the date CapMAC receives, on any Business Day following (i) a downgrade of its claims paying ability rating by any Rating Agency or (ii) the occurrence of a Credit Enhancer Default, written notice from the Master Servicer terminating this Surety Bond, provided, however, that no termination under this clause (b) shall be effective until (I) all amounts owed to CapMAC under the Insurance Agreement on the date such written notice is received by CapMAC are paid in full in cash and (II) the original of this Surety Bond is received by CapMAC; (c) the Distribution Date occurring in [January, 2018]; and (d) the date on which the Net Insured Principal Amount is reduced to zero.

         This Surety Bond shall be returned to CapMAC on the Surety Bond Termination Date.

         This Surety Bond is not covered by the property/casualty insurance fund specified in Article Seventy-six of the New York State insurance law.

         This Surety Bond sets forth in full the undertaking of CapMAC, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment to any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust or any other Person and may not be canceled or revoked prior to the time it is terminated in accordance with the express terms hereof.

         THIS SURETY BOND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK.

         IN WITNESS WHEREOF, CapMAC has caused this Surety Bond to be executed on the date first written above.

                     CAPITAL MARKETS ASSURANCE CORPORATION


             By:__________________________________________________


             By:__________________________________________________
                              Authorized Producer